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                                                                     Exhibit A-6

                            ARTICLES OF INCORPORATION
                                       OF
                                  I.W.C., INC.

     The undersigned incorporator, desiring to form a corporation (hereinafter referred to as the "Corporation pursuant to the provisions of The Indiana General Corporation Act, as amended (hereinafter referred to as the "Act"), executes the following Articles of Incorporation.

                                    ARTICLE I

                                      Name

     The name of the Corporation is I.W.C., Inc.

                                   ARTICLE II

                                    Purposes

     The purposes for which the Corporation is formed are:

     (a) To engage in a general business of operating a water utility and furnishing and selling water to the public, municipalities, state institutions, firms, and individuals for whatever purposes, with the authority to furnish, supply, transmit, transport and distribute water directly or indirectly, to the public and to cities, towns and other governmental corporations, bodies or agencies; and to acquire, construct, maintain, repair, operate and renew all works, pipelines, dams, distribution systems, pumping stations, properties, facilities, and structures and to obtain and use all franchises, permits, contract rights easements, rights of way, water, water rights, water power sources of water supply, rights and privileges required or useful in the performance of its business, and to carry on such activities of every kind and nature as may be allied or incidental to such general business, and to transact any or all lawful business for which corporations may be incorporated under the Act.

     (b) To acquire (by purchase, exchange, lease, hire or otherwise), construct, assemble, process, hold, improve, manage, operate, mortgage, pledge, hypothecate, exchange, sell, lease, deal in and dispose of, alone or in syndicates or otherwise in conjunction with others, (i) real estate of every kind, character and description, and wheresoever situated and any interest therein; (ii) stocks, bonds, notes, evidences of debt or ownership, contracts, options, securities, commodities and other intangible personal property of every kind character and description whatsoever and wheresoever situated and any interest therein; and (iii) tangible property or any other sort of property, right, interest or expectancy of

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any kind, character and description whatsoever and wheresoever situated.

     (c) To act in any state or nation in which the Corporation may lawfully act (including places where no sovereign exists), for itself as independent contractor or as broker, agent, trustee or representative for any individual, association, partnership, corporation or other legal entity, public, private or otherwise, respecting business which the Corporation is authorized to transact.

     (d) To enter into, make, perform and carry out or cancel and rescind, contracts and other obligations for and all lawful purposes pertaining to the business of the Corporation.

     (e) To acquire (by purchase, exchange, lease, hire or otherwise) all, or any part, of the good will, rights, property and business of any individual, association, partnership, corporation or other legal entity heretofore or hereafter engaged in or owning any business which the Corporation has or may acquire power to conduct or carry on; to pay for the same in cash or in stocks, bonds or other obligations of the Corporation, or otherwise; to hold, utilize and in any manner dispose of the whole, or any part, of the rights and property so acquired, and to assume in connection therewith or at any other time any liabilities of any such individual, association, partnership, corporation or other legal entity; and to conduct in any lawful manner the whole, or any part of the business thus acquired.

     (f) To make any guaranty of, or act as surety respecting, stocks, dividends, securities, indebtedness interest, contracts or other obligations of any individual association, partnership, corporation or other legal entity.

     (g) To enter into any lawful arrangement including but not limited to partnership or joint venture, sharing profits, any union of interest, syndicate, reciprocal association or cooperative association with any individual, association, partnership, corporation, or other legal entity, for the carrying on of any business which the Corporation has or may acquire power to conduct or carry on, or any business or transaction deemed necessary, convenient, expedient or incidental to the carrying out of any of purposes or powers of the Corporation.

     (h) To borrow or raise moneys for any of the purposes of the Corporation and, from time to time, without limitation as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, to secure the payment thereof, and the interest thereon, by mortgage on, or pledge, conveyance or assignment in trust of, the whole, or any part, of the assets of the Corporation, real, personal, or mixed, including contract rights, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such securities or other obligations of the Corporation for its corporate purposes.

     (i) To acquire (by purchase, exchange or otherwise from such among the holders

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thereof as the Directors shall determine), hold, sell, transfer, reissue or cancel the shares of its own capital stock, or any securities or other obligations 'Of the Corporation, in the manner and to the extent now or hereafter permitted by the laws of the State of Indiana, except that no purchase shall be made, except to the extent of the aggregate of unreserved and unrestricted earned and capital surplus, and except that shares of own capital stock beneficially owned by the Corporation shall not be voted directly or indirectly by the Corporation

     (j) To purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in, or obligations of, other individuals, domestic or foreign corporations, associations, partnerships, or ventures of kind, for whatever purpose or purposes formed or operating, and direct or indirect obligations of the United States or of any government, state, territory, governmental district or of any municipality or of any instrumentality thereof.

     (k) To transfer and dispose of property without consideration therefor, including without limitation of the foregoing charitable contributions, contract modifications without consideration or political contributions, all except as prohibited by law.

     (l) In general, to carry on all other business which is, or may be appropriately, expediently or conveniently carried on as a part of, or in connection with, any of the foregoing purposes of the Corporation and to engage in any and all other lawful business or businesses which the Board of Directors of the Corporation may from time to time determine to have the Corporation engage in or conduct, provided that such business or businesses shall be only such as are permitted by the Act to be engaged in by corporations organized under the Act.

     (m) To have the capacity to act possessed by natural persons, and subject to any limitations or restrictions imposed by law or by these Articles of Incorporation, to have and exercise all of the general rights, privileges and powers specified in or permitted by law to be had and exercised under the provisions of the Act as the same exists from time to time.

     (n) To take, acquire, condemn and appropriate land, real estate, or any interest therein, for carrying out its purposes, objects and business, all as is provided by the laws of the State of Indiana and as is particularly provided in Chapter 218 of the Acts of the General Assembly of Indiana of 1929 (IC 32-11-3-1).

     Construction of Foregoing Provisions. All of the foregoing specifications of the purposes for which the Corporation is formed shall be construed as powers as well as purposes of the Corporation, and the matters expressed in each paragraph of this Article shall, unless otherwise expressly provided, not be limited by reference to, or inference from the provisions of any other paragraph of this Article. The enumeration of specific powers and purposes in any of the paragraphs of this Article shall not be construed as limiting or restricting in any manner either the meaning of general terms used in any

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other of such paragraphs, or as limiting or restricting the scope of the general powers of the Corporation created thereby; nor shall the expression of one thing be deemed to exclude another not expressed, whether or not it be of like nature. The Corporation shall not, however, carry on in any state, territory, district, possession or country any business, or exercise any power, which a corporation organized under the laws thereof could not carry on or exercise.

     Limiting Clause. Nothing in this Article so contained shall be construed to authorize the conduct or carrying on by the Corporation of any business or activities of any nature which is not permitted to be conducted or carried on by a corporation organized and existing under the Act.

                                   ARTICLE III

                                Term of Existence

     The period during which the Corporation shall continue is perpetual.

                                   ARTICLE IV

                       Principal Office and Resident Agent

     The post office address of the principal office of the Corporation is 1220 Waterway Boulevard, Indianapolis, Indiana 46202, and the name and post office address of its Resident Agent in charge of such office are Raymond L. Williams, 1220 Waterway Boulevard, Indianapolis, Indiana 46202.

                                    ARTICLE V

                                     Shares

     Section 1. The total number of shares that the Corporation has authority to issue shall be 1000 shares consisting of no shares with par value and 1000 shares without par value.

                                   ARTICLE VI

                                 Terms of Shares

     The capital stock of the Corporation shall be of one class and kind, equal in every respect insofar as relationship to the Corporation is concerned. Such class of stock shall be referred to as common stock. The shares may be issued by the Corporation originally, and such shares as are reacquired by the Corporation from time to time not canceled may be sold or otherwise disposed of, for such consideration in money, real property, personal property tangible or intangible, or labor or services actually performed for the

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Corporation, as may be fixed by the Board of Directors without the authorization or approval by the shareholders of the Corporation.

     When payment for which a share has been authorized to be issued has been received, such share shall be fully paid and not liable to any further call or assessment, and the holder thereof shall not be liable for any further payments thereon.

                                   ARTICLE VII

                             Voting Rights of Shares

     Except as provided in the Act every holder of shares shall have the right at every shareholders' meeting to one vote for each share of stock standing in his name on the books of the Corporation on the record date fixed for determination of shares entitled to vote.

                                  ARTICLE VIII

                       Requirement Prior to Doing Business

     The Corporation will not commence business until consideration of the value of at least One Thousand Dollars ($1,000.00) has been received for the issuance of shares.

                                   ARTICLE IX

                                    Directors

     Section 1. Number. The initial Board of Directors shall be composed of three members. The number of Directors may from time to time be fixed by the By-Laws of the Corporation at any number, not less than three, except that at any time when all the shares of the Corporation are owned beneficially and of record by one or two persons, the number of Directors may be less than three, but not less than the number of shareholders. In the absence of a By-Law fixing the number of Directors, the number shall be three (3).

     Section 2. Qualifications. Directors need not be shareholders of the Corporation or residents of this or any other state in the United States.

     Section 3. Disposition of Assets. The Board of Directors may by general resolution confer upon the President or Vice-President and the Secretary or Assistant Secretary the corporation acting together, power to sell, lease, exchange, mortgage, pledge or otherwise dispose of any part the assets of the corporation except as limited by law.

     Section 4. Liability of Directors. A Director's responsibility to the Corporation shall be limited to performing his duties as a Director, including his duties as a member

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of any committee of the Board of Directors upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interest of the Corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. In performing his duties, a Director shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by:

     (a) One (1) or more officers or employees of the Corporation whom the Director reasonably believes to be reliable and competent in the matter presented;

     (b) Counsel, public accountants or other persons as to matters which the Director reasonably believes to be within such person's professional or expert competence; or

     (c) A committee of the Board upon which he does not serve, duly designated in accordance with a provision of the Articles of Incorporation or the By-Laws, as to matters within its designated authority, which committee the Director reasonably believes to merit confidence; he shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance to be unwarranted. A person who so performs his duties shall have no liability by reason of being or having been a Director of the Corporation.

                                    ARTICLE X

                           Initial Board of Directors

     Names and Post Office Addresses. The name and office address of the first Board of Directors of the Corporation are as follows:

                       Number and Street          City, State
        Name              or Building               Zip Code
        ----          -------------------   ----------------------
Raymond L. Williams   1220 Waterway Blvd.   Indianapolis, IN 46202
Dale B. Luther        1220 Waterway Blvd.   Indianapolis, IN 46202
Maurice C. Stout      1220 Waterway Blvd.   Indianapolis, IN 46202

                                   ARTICLE XI

                                  Incorporator

     Section 1. Name and Post Office Address. The name and post office address of the incorporator of the Corporation are as follows:

                       Number and Street          City, State
        Name              or Building               Zip Code
        ----          -------------------   ----------------------
Dale B. Luther        1220 Waterway Blvd.   Indianapolis, IN 46202

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                                   ARTICLE XII

                      Provisions for Regulation of Business
                      and Conduct of Affairs of Corporation

     Section 1. Meetings of Shareholders. Meetings of shareholders of the Corporation shall be held at such place, either within or without the State of Indiana, as may be authorized by the By-Laws and specified in the respective notices or waivers of notice of any such meetings.

     Section 2. Meetings of Directors. Meetings of the Board of Directors of the Corporation shall be held at such place, either within or without the State of Indiana, as may be authorized by the By-Laws and specified in the respective notices or waivers of notice of any such meetings.

     Section 3. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or shareholders, or of any committee of such Board, may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board or all shareholders, or by all members such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board, shareholders or committee. Such consent shall have the same effect as a unanimous vote of all members of the Board, or all shareholders, or all members of the committee, as the case may be.

     Section 4. By-Laws. The Board of Directors shall have the power to make, alter, amend or repeal the By-Laws of the Corporation by the affirmative vote of a majority of entire number of Directors at the time. All provisions for the regulation of the business and management of the affairs of the Corporation shall be stated in the By-Laws.

     Section 5. Interest of Directors. No contract or other transaction between the Corporation and one or more of its Directors, or any other corporation, firm, association or entity in which one or more of its Directors is a Director or officer or is financially interested, shall be either void or voidable because of such relationship or interest or because such Director or Directors are present at the meeting of the Board of Directors or committee thereof which authorizes, approves or ratifies such contract or other transactions or because his or their votes are counted for such purposes, if:

     (a) The fact of such relationship or interest is disclosed or known to the Board of Directors or committee thereof and the Board of Directors or committee shall nevertheless approve and ratify such contracts or other transactions by a vote sufficient for the purpose without counting the votes or consents of such interested Directors; or

     (b) The fact of such relationship or interest is disclosed or known to the

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Corporation's shareholders entitled to vote, and they authorize, approve or ratify such contract or transaction by vote or written consent; or

     (c) The contract or transaction is fair and reasonable to the Corporation. Common or interested Directors may be counted in determining the presence of a quorum of a meeting of the Board of Directors or a committee thereon which authorizes, approves or ratifies such contract or transaction. This Section shall not be construed to invalidate any contract or other transaction which otherwise would be valid under the common and statutory law applicable thereto.

     Section 6. Nonliability of Shareholders. Private property of shareholders of the Corporation shall not be subject to the payment of corporate debts.

     Section 7. Indemnification of Officers and Directors.

     (a) To the extent not inconsistent with Indiana law as in effect from time to time, every person (and the heirs and personal representatives of such person), who is or was a Director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Corporation against all liability and reasonable expense that may be incurred by him in connection with or resulting from any claim, action, suit or proceeding (i) if such Director, officer, employee or agent is wholly successful with respect thereto, or (ii) if not wholly successful, then if such Director, officer, employee or agent is determined, as provided in paragraph (e), to have acted in good faith, in what he reasonably believed to be the best interests of the Corporation and, in addition, with respect to any criminal action or proceeding is determined to have had no reasonable cause to believe that his conduct was unlawful. The termination of any claim, action, suit or proceeding, by judgment, settlement (whether with or without court approval), or conviction or upon a plea of guilty or of nolo contendere, or its equivalent, shall not create a presumption that a Director, officer, employee or agent did not meet the standards of conduct set forth in this section.

     (b) The terms "claim, action, suit or proceeding" shall include every claim, action, suit or proceeding and all appeals /thereof (whether brought by or in the right of this Corporation or any other corporation or otherwise), civil, criminal, administrative or investigative, or threat thereof, in which a Director, officer, employee or agent of the Corporation (or his heirs and personal representatives) may become involved, as a party or otherwise:

          (1) by reason of his being or having been a Director, officer, employee or agent of this Corporation or of any other corporation which he has served as such at the request of this Corporation, or

          (2) by reason of his acting or having acted in any capacity in a partnership, joint venture, association, trust, or other organization or entity where

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     he served as such at the request of this Corporation, or

          (3) by reason of any action taken or not taken by him in any such capacity, whether or not he continues in such capacity at the time such liability or expense shall have been incurred.

     (c) The terms "liability" and "expense" include, but shall not be limited to, counsel fees and disbursements and amounts of judgments, fines or penalties against, and amounts paid in settlement by or on behalf of, a Director, officer, employee or agent.

     (d) The term "wholly successful shall mean (i) termination of any action, suit or proceeding against the person in question without any finding of liability or guilt against him, (ii) approval by a court, with knowledge of the indemnity herein provided, of a settlement of any action, suit or proceeding, or
(iii) the expiration of a reasonable period of time after the making of any claim or threat of an action, suit or proceeding without the institution of the same, without any payment or promise made to induce a settlement.

     (e) Every person claiming indemnification hereunder (other than one who has been wholly successful with respect to any claim, action, suit or proceeding) shall be entitled to indemnification (i) if special independent legal counsel, which may be regular counsel of the Corporation or other disinterested person or persons, in either case selected by the Board of Directors, whether or not a disinterested quorum exists (such counselor person or persons being hereinafter called the referee), shall deliver to the Corporation a written finding that such Director, officer, employee or agent has met the standards of conduct set forth in the preceding subparagraph (a), and (ii) if the Board of Directors, acting upon such written finding, so determines. The person claiming indemnification shall, if requested, appear before the referee, answer questions which the referee deems relevant and shall be given ample opportunity to present to the referee evidence upon which he relies for indemnification. The Corporation shall, at the request of the referee, make available facts, opinions or other evidence in any way relevant to the referee's finding which are within the possession or control of the Corporation.

     (f) The rights of indemnification provided in this Section 7 shall be in addition to any rights to which any such Director, officer, employee or agent may otherwise be entitled. Irrespective of the provisions of this Section 7, the Board of Directors may, at any time and from time to time, (i) approve indemnification of Directors, officers, employees, agents or other persons to the full extent permitted by the provisions of Indiana law at the time in effect, whether on account of past or future transactions, and (ii) authorize the Corporation to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify

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him against such liability.

     (g) Expenses incurred with respect to any claim, action, suit or proceeding may be advanced by the Corporation (by action of the Board of Directors, whether or not a disinterested quorum exists) prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount unless he is entitled to indemnification.

     (h) The provisions of this Section 7 shall be applicable to claims, actions, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after the adoption hereof.

     Section 8. Amendment or Repeal. The Corporation shall be deemed, for all purposes, to have reserved the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation by an affirmative vote of the shareholders of a majority of the outstanding shares to the extent and in the manner now or hereafter permitted or prescribed by statute, and all rights herein conferred upon shareholders are granted subject to such reservation.

     Section 9. Dividends. The Directors may, in their discretion, from time to time, declare and pay dividends upon the shares of the capital stock of the Corporation out of any assets of the Corporation available for dividends including unreserved and unrestricted capital surplus and without provision for depletion or otherwise of wasting assets.

     Section 10. Removal of Directors. Any or all of the members of the Board of Directors may be removed, with or without cause, at a meeting of the shareholders called expressly for that purpose, by a vote of the holders of a majority of the shares then entitled to vote at an election of Directors.

     IN WITNESS WHEREOF, the undersigned, being the Incorporator designated in
Article XI, executes these Articles of Incorporation and certifies to the truth of the facts therein stated, this 15th day of February, 1979.


                                        /s/ Dale B. Luther
                                        ----------------------------------------
                                        Dale B. Luther